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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Innkeepers USA Trust on Form S-3 (File No. 333-37505), Form S-3 (File No. 333-01026), Form S-3 (FILE No. 333-31923), Form S-3 (File No. 333-20309) and
Form S-3 (File No. 333-97932) of our report dated February 20, 1998 on our audits of the consolidated financial statements of Innkeepers USA Trust as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995; our report dated March 23, 1998 on our audit of the financial statement schedule of Innkeepers USA Trust as of December 31, 1997; and our report dated March 23, 1998 on our audits of the combined financial statements of JF Hotel, Inc., JF Hotel II, Inc. and JF Hotel III, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in, or incorporated by reference, in this Annual Report on Form 10-K.




                                                Coopers & Lybrand L.L.P.


Memphis, Tennessee
March 27, 1998